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Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of Southside Bancshares, Inc. of our report dated March 2, 2012, relating to our audit of the consolidated financial statements of OmniAmerican Bancorp, Inc. and Subsidiary, included in the Annual Report on Form 10-K of OmniAmerican Bancorp, Inc. and Subsidiary for the year ended December 31, 2013.

        We also consent to the reference to our firm under the caption "Experts".

/s/ McGladrey LLP

Dallas, Texas
June 16, 2014

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  Exhibit 23.6
Consent of Independent Registered Public Accounting Firm